                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                            AT $10.50 NET PER SHARE

                                      AND
           ALL OF THE OUTSTANDING 7% CONVERTIBLE SENIOR SUBORDINATED
        DEBENTURES DUE 2012 AT $1,275.82 NET PER $1,000 PRINCIPAL AMOUNT
                                      AND
         ALL OF THE OUTSTANDING 8% CONVERTIBLE SUBORDINATED DEBENTURES
             DUE 2006 AT $1,344.43 NET PER $1,000 PRINCIPAL AMOUNT
                                       OF

                         CHOCK FULL O'NUTS CORPORATION

                                       BY

                          CFN ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF

                              SARA LEE CORPORATION

           THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON FRIDAY, JUNE 4, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                     May 7, 1999
TO OUR CLIENTS:

    Enclosed for your consideration are the Offer to Purchase, dated May 7, 1999, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by CFN Acquisition Corporation, a New York corporation ("Purchaser") and a wholly owned subsidiary of Sara Lee Corporation, a Maryland corporation ("Parent"), to purchase (i) all of the outstanding shares of common stock, par value $.25 per share, and the associated common stock purchase rights (the "Rights") issued pursuant to the Amended and Restated Rights Agreement, dated as of December 30, 1997, by and between Chock Full O'Nuts Corporation, a New York corporation (the "Company"), and the American Stock Transfer & Trust Company, as Rights Agent (such shares of Common Stock and the associated Rights, collectively, the "Shares"), (ii) all of the outstanding 7% Convertible Senior Subordinated Debentures due April 1, 2012 (the "7% Debentures"), and (iii) all of the outstanding 8% Convertible Subordinated Debentures due September 15, 2006 (the "8% Debentures" and, together with the Shares and the 7% Debentures, the "Securities"), of the Company. We are the holder of record of Securities held for your account. A tender of such Securities can be made only by us as the holder of record and pursuant to your instructions. THE ENCLOSED LETTER(S) OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SECURITIES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender any or all of the Securities held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

    1. The offer prices are $10.50 per Share, $1,275.82 per $1,000 principal amount of the 7% Debentures and $1,344.43 per $1,000 principal amount of the 8% Debentures, in each case net to you in cash without interest.

    2.  The Offer is being made for all outstanding Securities.

    3. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Friday, June 4, 1999, unless the Offer is extended.

    4. Any stock transfer taxes applicable to the sale of Securities to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Except as disclosed in the Offer to Purchase, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Securities, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Securities, all such Securities will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                      AND
                     ALL OUTSTANDING 7% DEBENTURES DUE 2012
                                      AND
                     ALL OUTSTANDING 8% DEBENTURES DUE 2006
                                       OF

                         CHOCK FULL O'NUTS CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 7, 1999 and the related Letter(s) of Transmittal in connection with the Offer by CFN Acquisition Corporation, a New York corporation and a wholly owned subsidiary of Sara Lee Corporation, a Maryland corporation, to purchase (i) all of the outstanding shares of common stock, par value $.25 per share, and the associated common stock purchase rights (the "Rights") issued pursuant to the Amended and Restated Rights Agreement, dated as of December 30, 1997, by and between Chock Full O'Nuts Corporation, a New York corporation (the "Company"), and the American Stock Transfer & Trust Company, as Rights Agent (such shares of Common Stock and the associated Rights, collectively, the "Shares"), (ii) all of the outstanding 7% Convertible Senior Subordinated Debentures due April 1, 2012 (the "7% Debentures") and (iii) all of the outstanding 8% Convertible Subordinated Debentures due September 15, 2006 (the "8% Debentures" and, together with the Shares and the 7% Debentures, the "Securities"), of the Company.

    This will instruct you to tender the number of Securities indicated below (or if no number is indicated below, all Securities) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


                                          ----------------------------------------------Numbe of Shares to be Tendered:*
                                                          Signature(s)

 --------------------------------------------------------------------- Shares

                                         ----------------------------------------------

 Principal Amount of

                                          ----------------------------------------------7 Debentures to be Tendered*

                                         ----------------------------------------------$
                                                          Print name(s)

 Principal Amount of

                                         ----------------------------------------------

 8% Debentures to be Tendered*

                                         ----------------------------------------------

 $
 ---------------------------------------------------------------------

                                                           Address(s)

                                         ----------------------------------------------
                                                 Area Code and Telephone Number

 Dated:               , 1999

                                         ----------------------------------------------
                                                Tax ID or Social Security Number

------------------------
* Unless otherwise indicated, it will be assumed that all Securities held by us for your account are to be tendered.